P.O. Box 5238 1950 Paredes Line Road Brownsville, Texas 78523 956/542-2553 Fax 956/542-8940	Offices In: Brownsville McAllen Matamoros Reynosa

October 24, 2011

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Central Energy Partners LP

Commission File Number 000-50394

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Central Energy Partners LP in Item 4.01 of its Form 8-K dated October 12, 2011, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Burton McCumber & Cortez, L.L.P.
Burton McCumber & Cortez, L.L.P.